UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 31, 2012

ISC8 Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-08402	33-0280334
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3001 Red Hill Avenue, Costa Mesa, California 92626

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (714) 549-8211

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.

On January 31, 2012, pursuant to the terms of the Asset Purchase Agreement dated October 17, 2011 (the “Asset Purchase Agreement”) between ISC8 Inc. (formerly known as Irvine Sensors Corporation) (the “Company”) and Vectronix Inc. (“Vectronix”), Vectronix acquired substantially all of the Company’s assets used or held for use in connection with, necessary for or relating to the Company’s thermal imaging Business (as defined in the Asset Purchase Agreement). These assets include the equipment and some limited intellectual property that is used by the thermal imaging Business to manufacture its products.

At the closing of this asset purchase, Vectronix paid $9,148,839 in cash to the Company and $1,500,000 in cash into escrow, and agreed to forgive the Company’s $340,250 liability payable to Optics 1, Inc., an affiliate of Vectronix. Subject to the satisfaction of certain thresholds, Vectronix is also obligated over the five year period following the closing to pay commissions to the Company for core engines and certain existing products of the Business sold by Vectronix or its commercial business units.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the full text of the Asset Purchase Agreement, which is included as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(a)	Not Applicable.

(b)	Not Applicable.

(c)	Not Applicable.

(d)	Exhibits.

Exhibit No.	Description of Exhibit

2.1	Asset Purchase Agreement dated October 17, 2011 by and between the Company and Vectronix Inc. (incorporated by reference to Exhibit 2.1 of the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on October 19, 2011).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ISC8 INC.
(Registrant)

Dated: February 6, 2012	By:	/s/ DAN REGALADO
Dan Regalado Chief Financial Officer